Exhibit 99.1

Contacts:	Investors:
Arbor Realty Trust, Inc.	Stephanie Carrington
Paul Elenio, Chief Financial Officer	The Ruth Group
516-506-4422	646-536-7017
pelenio@arbor.com	scarrington@theruthgroup.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Third Quarter 2013 Results and Declares Common Stock Dividend

Third Quarter Highlights:

-	Declares a common dividend of $0.13 per share
-	FFO of $5.6 million, or $0.13 per diluted common share1
-	Net income attributable to common stockholders of $3.7 million, or $0.08 per diluted common share
-	Raised $40.9 million of capital in a common stock offering
-	Originated 17 new loans totaling $147.9 million
-	Adjusted book value per common share of $9.26, GAAP book value per common share of $7.511
-	Generated gains of $1.2 million from the retirement of CDO debt
-	Recorded $1.5 million in loan loss reserves
-	Recorded $0.7 million in cash recoveries of previously recorded reserves

Uniondale, NY, November 8, 2013 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the third quarter ended September 30, 2013. Arbor reported net income attributable to common stockholders for the quarter of $3.7 million, or $0.08 per diluted common share, compared to $2.1 million, or $0.07 per diluted common share for the quarter ended September 30, 2012.  Net income attributable to common stockholders for the nine months ended September 30, 2013 was $13.3 million, or $0.33 per diluted common share, compared to $21.8 million, or $0.84 per diluted common share for the nine months ended September 30, 2012.  Funds from operations (“FFO”) for the quarter ended September 30, 2013 was $5.6 million, or $0.13 per diluted common share, compared to $3.7 million, or $0.13 per diluted common share for the quarter ended September 30, 2012. FFO for the nine months ended September 30, 2013 was $18.7 million, or $0.46 per diluted common share, compared to $22.7 million, or $0.87 per diluted common share for the nine months ended September 30, 2012.1

Arbor Realty Trust Reports Third Quarter 2013 Results and Declares Common Dividend

November 8, 2013	Page 2

Portfolio Activity

The Company’s loan and investment portfolio, excluding loan loss reserves, at September 30, 2013 remained relatively unchanged compared to June 30, 2013 at approximately $1.8 billion. The average balance of the Company’s loan and investment portfolio during the third quarter of 2013, excluding loan loss reserves, was $1.8 billion and the average yield on these assets for the quarter was 5.62%, compared to $1.8 billion and 5.47% for the second quarter of 2013.

During the third quarter of 2013, Arbor originated 13 bridge loans totaling approximately $125.1 million, three preferred equity investments totaling $19.8 million and one mezzanine loan for $3.0 million. In addition, 15 loans paid off with an unpaid principal balance of $110.3 million during the quarter, of which $4.3 million was charged off against loan loss reserves related to two of these loans. Furthermore, two loans had paydowns totaling $25.9 million.

During the third quarter of 2013, two loans scheduled to repay during the quarter totaling $21.0 million were modified and extended. Additionally, eight loans totaling approximately $119.3 million were extended during the quarter.

During the third quarter of 2013, the residential mortgage-backed securities portfolio had total paydowns of approximately $14.6 million of which $8.9 million were from residential mortgage-backed securities accounted for as derivatives. In addition, five residential mortgage-backed securities with an aggregate carrying value of $8.7 million were sold for approximately $8.7 million during the quarter.  These five residential mortgage-backed securities were accounted for as derivatives net of financings of $8.0 million in other assets on the Consolidated Balance Sheets.

At September 30, 2013, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was approximately $1.8 billion, with a weighted average current interest pay rate of 5.19%. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest rate was 5.59% at September 30, 2013. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.3 billion, with a weighted average interest rate of 3.14%.

Arbor Realty Trust Reports Third Quarter 2013 Results and Declares Common Dividend

November 8, 2013	Page 3

As of September 30, 2013, Arbor’s loan portfolio consisted of 30% fixed-rate and 70% variable-rate loans.

During the third quarter of 2013, the Company recorded a $1.5 million loan loss reserve related to one loan with a carrying value of approximately $3.4 million, after loan loss reserves.  The Company recorded $0.7 million of net recoveries of previously recorded loan loss reserves related to four of the Company’s assets during the third quarter of 2013. These recoveries were recorded in provision for loan losses on the Consolidated Statement of Operations. In addition, the Company charged off $4.3 million of previously recorded loan loss reserves related to two loans during the quarter.  At September 30, 2013, the Company’s total loan loss reserves were approximately $143.0 million relating to 18 loans with an aggregate carrying value before loan loss reserves of approximately $239.3 million. The Company recognizes income on impaired loans on a cash basis to the extent it is received.

The Company had five non-performing loans with a carrying value of approximately $16.1 million, net of related loan loss reserves of $28.6 million as of September 30, 2013. Income recognition on non-performing loans has been suspended and will resume if and when the loans become contractually current and performance has recommenced.

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2013 remained relatively unchanged compared to June 30, 2013 at approximately $1.3 billion.  The average balance of debt that finances the Company’s loan and investment portfolio for the third quarter of 2013 was approximately $1.4 billion, as compared to approximately $1.3 billion for the second quarter of 2013. The average cost of borrowings for the third quarter was 3.10%, compared to 3.15% for the second quarter of 2013.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO/CLO vehicles, credit facilities, and repurchase agreements. The Company believes that it was in compliance with all financial covenants and restrictions as of September 30, 2013.

The Company’s CDO/CLO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. If the Company fails these covenants in any of its CDOs or CLOs, all cash flows from the applicable vehicle would be diverted to repay principal and interest on the outstanding bonds and the Company would not receive any residual payments until that vehicle regained compliance with such covenants. As of the most recent determination dates in October 2013, the Company was in compliance with all CDO/CLO covenants. In the event of a breach of the covenants that could not be cured in the near-term, the Company would be required to fund its non CDO/CLO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO/CLO not in breach of a covenant test, (iii) income from real property and loan assets, (iv) sale of assets, (v) or accessing the equity or debt capital markets, if available.

Arbor Realty Trust Reports Third Quarter 2013 Results and Declares Common Dividend

November 8, 2013	Page 4

The chart below is a summary of the Company’s CDO/CLO compliance tests as of the most recent determination dates in October 2013:

Cash Flow Triggers	CDO I (3)	CDO II (3)	CDO III (3)	CLO I	CLO II

Overcollateralization (1)

Current	166.88%	133.77%	106.64%	142.96%	146.89%

Limit	145.00%	127.30%	105.60%	137.86%	144.25%

Pass / Fail	Pass	Pass	Pass	Pass	Pass

Interest Coverage (2)

Current	501.11%	473.84%	566.70%	224.40%	287.19%

Limit	160.00%	147.30%	105.60%	120.00%	120.00%

Pass / Fail	Pass	Pass	Pass	Pass	Pass

 (1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO/CLO by the total principal balance of the bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

(3) CDO I, CDO II, and CDO III have reached the end of their replenishment periods. As such, investor capital is repaid quarterly from proceeds received from loan repayments held as collateral in accordance with the terms of the respective CDO.

Equity Offering

In September 2013, Arbor issued 6.0 million shares of common stock in a public offering receiving net proceeds of approximately $40.9 million. The Company intends to use the net proceeds from the offering to make investments, to repurchase or pay liabilities and for general corporate purposes.

Arbor Realty Trust Reports Third Quarter 2013 Results and Declares Common Dividend

November 8, 2013	Page 5

Common Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.13 per share of common stock for the third quarter ended September 30, 2013. The dividend is payable on December 2, 2013 to common shareholders of record on November 20, 2013. The ex-dividend date is November 18, 2013.

Preferred Dividends

As previously announced, the Board of Directors declared a cash dividend of $0.515625 per share of 8.25% Series A cumulative redeemable preferred stock reflecting accrued dividends through November 30, 2013. The dividend is payable on December 2, 2013 to preferred shareholders of record on November 15, 2013.

As previously announced, the Board of Directors also declared a cash dividend of $0.484375 per share of 7.75% Series B cumulative redeemable preferred stock reflecting accrued dividends through November 30, 2013. The dividend is payable on December 2, 2013 to preferred shareholders of record on November 15, 2013.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com/ in the investor relations area of the Website. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (877) 415-3184 for domestic callers and (857) 244-7327 for international callers. Please use participant passcode 15903527.

After the live webcast, the call will remain available on the Company's Website, www.arborrealtytrust.com, through December 8, 2013. In addition, a telephonic replay of the call will be available until November 15, 2013. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode 60256320.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Arbor Realty Trust Reports Third Quarter 2013 Results and Declares Common Dividend

November 8, 2013	Page 6

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 and 10 of this release.

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports Third Quarter 2013 Results and Declares Common Dividend

November 8, 2013	Page 7

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$25,742,973	$20,030,595	$73,060,911	$59,139,715
Interest expense	10,645,725	9,510,083	31,621,042	31,042,290
Net interest income	15,097,248	10,520,512	41,439,869	28,097,425

Other revenue:
Property operating income	6,939,947	7,142,993	22,920,902	22,985,629
Other (loss) income, net	(251,424)	334,415	1,733,351	736,054
Total other revenue	6,688,523	7,477,408	24,654,253	23,721,683

Other expenses:
Employee compensation and benefits	2,995,322	2,301,442	9,047,639	7,168,037
Selling and administrative	3,300,071	1,870,759	8,459,087	5,722,761
Property operating expenses	6,134,739	6,490,903	19,108,578	19,974,259
Depreciation and amortization	1,720,014	1,427,521	4,899,330	3,866,239
Provision for loan losses (net of recoveries)	750,231	4,849,330	4,072,108	20,584,191
Management fee - related party	2,800,000	2,500,000	8,400,000	7,500,000
Total other expenses	17,700,377	19,439,955	53,986,742	64,815,487

Income (loss) from continuing operations before gain on
extinguishment of debt, loss from equity affiliates
and (provision) benefit for income taxes	4,085,394	(1,442,035)	12,107,380	(12,996,379)
Gain on extinguishment of debt	1,167,772	4,144,688	4,930,772	30,459,023
Loss from equity affiliates	(81,723)	(225,493)	(245,412)	(700,203)

Income before (provision) benefit for income taxes	5,171,443	2,477,160	16,792,740	16,762,441

(Provision) benefit for income taxes	-	(275,000)	-	526,558

Income from continuing operations	5,171,443	2,202,160	16,792,740	17,288,999

Gain on sale of real estate held-for-sale	-	-	-	3,487,145
(Loss) income from operations of real estate held-for-sale	(79,716)	(87,855)	(271,479)	1,153,581
(Loss) income from discontinued operations	(79,716)	(87,855)	(271,479)	4,640,726

Net income	5,091,727	2,114,305	16,521,261	21,929,725

Preferred stock dividends	1,410,333	-	3,096,278	-
Net income attributable to noncontrolling interest	16,715	53,976	124,199	161,598

Net income attributable to Arbor Realty Trust, Inc.
common stockholders	$3,664,679	$2,060,329	$13,300,784	$21,768,127

Basic earnings per common share:
Income from continuing operations, net of
noncontrolling interest and preferred stock dividends	$0.08	$0.07	$0.34	$0.67
(Loss) income from discontinued operations	-	-	(0.01)	0.18
Net income attributable to Arbor Realty Trust, Inc.
common stockholders	$0.08	$0.07	$0.33	$0.85

Diluted earnings per common share:
Income from continuing operations, net of
noncontrolling interest and preferred stock dividends	$0.08	$0.07	$0.34	$0.66
(Loss) income from discontinued operations	-	-	(0.01)	0.18
Net income attributable to Arbor Realty Trust, Inc.
common stockholders	$0.08	$0.07	$0.33	$0.84

Dividends declared per common share	$0.13	$0.10	$0.37	$0.175

Weighted average number of shares
of common stock outstanding:

Basic	43,397,555	27,749,225	40,129,718	25,643,470

Diluted	43,832,271	28,038,044	40,576,633	25,891,083

Arbor Realty Trust Reports Third Quarter 2013 Results and Declares Common Dividend

November 8, 2013	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(Unaudited)
Assets:
Cash and cash equivalents	$64,658,561	$29,188,889
Restricted cash (includes $111,640,664 and $41,537,212 from consolidated VIEs, respectively)	113,002,790	42,535,514
Loans and investments, net (includes $1,238,973,709 and $1,113,745,356 from consolidated VIEs, respectively)	1,546,107,405	1,325,667,053
Available-for-sale securities, at fair value (includes $0 and $1,100,000 from consolidated VIEs, respectively)	2,746,682	3,552,736
Securities held-to-maturity, net	41,989,100	42,986,980
Investment in equity affiliates	5,690,169	59,581,242
Real estate owned, net (includes $80,787,215 and $80,787,215 from consolidated VIEs, respectively)	112,417,656	124,148,199
Real estate held-for-sale, net	11,540,649	-
Due from related party (includes $11,970 and $0 from consolidated VIEs, respectively)	53,329	24,094
Prepaid management fee - related party	19,047,949	19,047,949
Other assets (includes $14,329,327 and $11,709,103 from consolidated VIEs, respectively)	59,305,715	55,148,624
Total assets	$1,976,560,005	$1,701,881,280

Liabilities and Equity:
Repurchase agreements and credit facilities	$158,582,338	$130,661,619
Collateralized debt obligations (includes $736,434,556 and $812,452,845 from consolidated VIEs, respectively)	736,434,556	812,452,845
Collateralized loan obligations (includes $264,500,000 and $87,500,000 from consolidated VIEs, respectively)	264,500,000	87,500,000
Junior subordinated notes to subsidiary trust issuing preferred securities	159,157,643	158,767,145
Notes payable	1,750,000	51,457,708
Mortgage notes payable – real estate owned	42,745,650	53,751,004
Mortgage notes payable – real estate held-for-sale	11,005,354	--
Due to related party	3,349,516	3,084,627
Due to borrowers (includes $0 and $1,320,943 from consolidated VIEs, respectively)	19,561,570	23,056,640
Deferred revenue	77,123,133	77,123,133
Other liabilities (includes $16,302,638 and $22,013,896 from consolidated VIEs, respectively)	64,598,525	72,765,437
Total liabilities	1,538,808,285	1,470,620,158

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 8.25% Series A cumulative redeemable preferred stock, $38,787,500 aggregate liquidation preference; 1,551,500 issued and outstanding at September 30, 2013, no shares issued and outstanding at December 31, 2012; 7.75% Series B cumulative redeemable preferred stock,
$31,500,000 aggregate liquidation preference; 1,260,000 issued and outstanding at September 30, 2013, no
shares issued and outstanding at December 31, 2012	67,654,655	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 51,787,075 shares issued, 49,136,308 shares
outstanding at September 30, 2013 and 33,899,992 shares issued, 31,249,225 shares outstanding at December 31, 2012	517,870	339,000
Additional paid-in capital	623,825,310	493,211,222
Treasury stock, at cost - 2,650,767 shares at September 30, 2013 and December 31, 2012	(17,100,916)	(17,100,916)
Accumulated deficit	(209,207,115)	(207,558,257)
Accumulated other comprehensive loss	(28,902,162)	(39,561,700)
Total Arbor Realty Trust, Inc. stockholders’equity	436,787,642	229,329,349
Noncontrolling interest in consolidated entity	964,078	1,931,773
Total equity	437,751,720	231,261,122
Total liabilities and equity	$1,976,560,005	$1,701,881,280

Arbor Realty Trust Reports Third Quarter 2013 Results and Declares Common Dividend

November 8, 2013	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

September 30, 2013

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$436,787,642
Subtract: 8.25% Series A and 7.75% Series B
cumulative redeemable preferred stock	(67,654,655)

GAAP Arbor Realty Trust, Inc. Common Stockholders' Equity	$369,132,987

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	27,776,770

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Common Stockholders' Equity	$454,984,941

Adjusted book value per common share	$9.26

GAAP book value per common share	$7.51

Common shares outstanding	49,136,308

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

GAAP book value per share and adjusted book value per share calculations do not take into account any dilution from the potential exercise of the warrants issued to Wachovia as part of the 2009 debt restructuring.

Arbor Realty Trust Reports Third Quarter 2013 Results and Declares Common Dividend

November 8, 2013	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income attributable to Arbor Realty Trust, Inc. common stockholders, GAAP basis	$3,664,679	$2,060,329	$13,300,784	$21,768,127

Subtract:
Gain on sale of real estate-held-for-sale	-	-	-	(3,487,145)
Add:
Depreciation - real estate owned and held-for-sale (1)	1,868,670	1,574,512	5,328,396	4,291,484
Depreciation - investment in equity affiliate	22,599	26,936	67,797	80,807

Funds from operations ("FFO")	$5,555,948	$3,661,777	$18,696,977	$22,653,273

Diluted FFO per common share	$0.13	$0.13	$0.46	$0.87

Diluted weighted average shares outstanding	43,832,271	28,038,044	40,576,633	25,891,083

(1) Includes discontinued operations

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company's operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs). The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) attributable to common stockholders (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO. Losses from discontinued operations are not excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions. Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.